Exhibit 32.2

SECTION 906 CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of State National Bancshares, Inc. (the “Company”) for the quarterly period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tom C. Nichols, Chief Financial Officer of the Company, do hereby certify, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

STATE NATIONAL BANCSHARES, INC.

Dated: November 14, 2005	By:	/s/ Don E. Cosby
Don E. Cosby
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to State National Bancshares, Inc. and will be retained by State National Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.